Q3 2026 Results Presentation October 26, 2026

1 Forward-Looking Statements Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology and the negative forms of such words. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (1) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures, global energy market conditions, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy); (2) policy changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies, including executive orders; (3) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine, ongoing conflicts in the Middle East, and other international military conflicts that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control), and the response of the local, state and national governments to any such adverse external events; (4) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (6) changes in interest rates, including as a result of the recent increase in the benchmark federal funds rate by the Federal Reserve, and prepayment rates of the Company’s assets; (7) increased competition in the financial services sector, including from non- bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers, and the inability to attract new customers; (8) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers; (9) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (10) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated, including the acquisition of CNB; (11) the loss of key executives and employees, talent shortages and employee turnover; (12) changes in consumer spending; (13) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (14) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (15) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (16) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (17) the overall health of the local and national real estate market; (18) the ability to maintain an adequate level of allowance for credit losses on loans; (19) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (20) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (21) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (22) the level of nonperforming assets on our balance sheet; (23) interruptions involving our information technology and communications systems or those of our third-party servicers; (24) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (25) the effectiveness of the Company’s risk management framework; (26) the possibility that stockholders of Tri-County Financial Group, Inc. ("Tri-County" or "TYFG") may not approve the merger agreement; (27) the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (28) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (29) the diversion of management time on transaction-related issues; (30) the ultimate timing, outcome and results of integrating the operations of TYFG into those of HBT; (31) the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans; (32) regulatory approvals of the transaction; and (33) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this presentation are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward- looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

2 Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non- GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax-equivalent adjustments assume a federal tax rate of 21% and state tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation. Important Information and Where to Find It In connection with the proposed Tri-County transaction, HBT Financial has filed and will file materials with the SEC, including a Registration Statement on Form S-4 of HBT Financial that included a proxy statement of Tri- County and a prospectus of HBT Financial. The Registration Statement has been declared effective by the SEC, and on or about September 18, 2026, HBT Financial and Tri-County mailed a definitive proxy statement/ prospectus to the stockholders of Tri-County in connection with its special meeting of stockholders to be held on October 29, 2026. This presentation is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT Financial and Tri-County may file with the SEC and send to Tri-County’s stockholders in connection with the proposed transaction. TRI-COUNTY’S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT FINANCIAL AND TRI-COUNTY WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HBT FINANCIAL, TRI-COUNTY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors may obtain free copies of the Registration Statement and the definitive proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT Financial and Tri- County with the SEC (when they become available), through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT Financial are available free of charge from HBT Financial’s website at https://ir.hbtfinancial.com or by contacting HBT Financial’s Investor Relations Department at HBTIR@hbtbank.com. Copies of documents filed with the SEC by Tri-County are not available on Tri-County's website, but will be provided free of charge upon request. To request such documents, please call (815) 538-2265. Participants in the Proxy Solicitation HBT Financial, Tri-County and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Tri-County’s stockholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT Financial is included in its definitive proxy statement for its 2026 annual meeting filed with the SEC on April 8, 2026. Information regarding the executive officers and directors of Tri-County and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is set forth in the Registration Statement and definitive proxy statement/prospectus filed, and other materials when they are filed, with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above. No Offer or Solicitation Communications in this presentation do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

3 Exceptional asset quality Strong profitability Resilient net interest margin supported by low cost deposit base n Loan balances grew 2.5%, on annualized basis, when compared to Q2 2026 n Nonperforming assets represented only 0.16% of total assets at September 30, 2026, compared to 0.15% at June 30, 2026 n Net recoveries were 0.04% of average loans on an annualized basis during Q3 2026, compared to net recoveries of 0.01% of average loans on an annualized basis during Q2 2026 n Net income of $31.4 million, or $0.86 per diluted share; return on average assets (ROAA) of 1.85% and return on average tangible common equity (ROATCE)1 of 19.27% n Adjusted net income1 of $31.4 million, or $0.86 per diluted share; adjusted ROAA1 of 1.85% and adjusted ROATCE1 of 19.29% n Tangible book value per share1 decreased $0.26 from June 30, 2026, with a decrease of $0.92 per share attributable to changes in AOCI, and increased $0.70 from September 30, 2025, with a decrease of $0.99 per share attributable to changes in AOCI Q3 2026 Highlights Note: Financial data as of and for the three months ended September 30, 2026 unless otherwise indicated; 1 See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. n Net interest margin expanded 3 basis points to 4.35% and net interest margin (tax-equivalent basis)1 expanded 2 basis points to 4.40%, compared to Q2 2026 n Cost of funds increased 4 basis points to 1.36% and total cost of deposits increased 5 basis points to 1.25%

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from a base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, Illinois, with operations throughout Illinois, eastern Iowa, and suburban St. Louis
- ✓ Strong, granular, and low-cost deposit franchise with 1.25%* cost of deposits and 93.3% core deposits[1]
- ✓ Conservative credit culture, with net charge-offs to average loans of 7 basis points for the year ended December 31, 2025 and net charge-offs to average loans of less than 1 basis point for the nine months ended September 30, 2026
- ✓ High profitability sustained through economic cycles
- ✓ Experienced and successful acquirer with 12 acquisitions announced since 2007

Loan Composition


Municipal, consumer & other: 7%
Commercial
C&I: 11%
CRE–Owner occupied: 11%
Agricultural & farmland: 12%
1-4 Family residential: 12%
Multi-family: 13%
C&D: 10%
CRE–Non-owner occupied: 24%
Commercial Real Estate

Deposit Composition


Time: 21%
Noninterest-bearing demand: 23%
Savings: 14%
Interest-bearing demand: 23%
Money market: 19%

Financial Highlights ($mm)

	As of or for the period ended	2023	2024	2025	3Q26 YTD
Balance Sheet	Total assets	$5,073	$5,033	$5,071	$6,719
	Total loans	3,404	3,466	3,456	4,783
	Total deposits	4,401	4,318	4,359	5,752
	Core deposits (%)[1]	93.8 %	95.3 %	95.4 %	93.3 %
	Loans-to-deposits	77.3 %	80.3 %	79.3 %	83.1 %
	CET1 (%)	12.1 %	13.2 %	14.4 %	12.9 %
	TCE / TA[1]	8.2 %	9.4 %	10.8 %	9.6 %
Key Performance Indicators	Adjusted ROAA[1]	1.59 %	1.50 %	1.58 %	1.73 %*
	Adjusted ROATCE[1]	20.9 %	17.2 %	15.8 %	17.9 %*
	NIM (FTE)[1]	4.15 %	4.01 %	4.17 %	4.35 %*
	Yield on loans	6.04 %	6.36 %	6.34 %	6.37 %*
	Cost of deposits	0.60 %	1.30 %	1.19 %	1.21 %*
	Cost of funds	0.86 %	1.41 %	1.28 %	1.32 %*
	Efficiency ratio (FTE)[1]	55.8 %	53.5 %	52.9 %	56.9 %*
Credit	NCOs / loans	0.01 %	0.05 %	0.07 %	0.00 %
	ACL / loans	1.18 %	1.21 %	1.21 %	1.26 %
	NPLs / loans	0.23 %	0.22 %	0.22 %	0.21 %
	NPAs / assets	0.17 %	0.16 %	0.17 %	0.16 %

Note: Financial data as of and for the three months ended September 30, 2026 unless otherwise indicated; * Annualized measure; FTE: Fully tax equivalent; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

4

Earnings Overview

($000)	Prior Quarter			Current Quarter		
	2Q26	Non-GAAP Adj.[1]	Adjusted 2Q26[1]	3Q26	Non-GAAP Adj.[1]	Adjusted 3Q26[1]
Interest and dividend income	$88,583	$—	$88,583	$90,662	$—	$90,662
Interest expense	19,527	—	19,527	20,341	—	20,341
Net interest income	69,056	—	69,056	70,321	—	70,321
Provision for credit losses	676	—	676	(561)	—	(561)
Net interest income after provision for credit losses	68,380	—	68,380	70,882	—	70,882
Noninterest income	11,841	580	12,421	14,237	(1,215)	13,022
Noninterest expense	42,446	(381)	42,065	42,663	(1,005)	41,658
Income before income tax expense	37,775	961	38,736	42,456	(210)	42,246
Income tax expense	9,931	270	10,201	11,064	(229)	10,835
Net income	**$27,844**	**$691**	**$28,535**	**$31,392**	**$19**	**$31,411**

3Q26 NIM Analysis*



4.32%
0.08%
(0.05)%
0.02%
0.02%
(0.02)%
(0.04)%
0.02%
4.35%
2Q26
Loans[2]
Loan Discount Accretion
Loan Fees
Nonaccrual Interest Recoveries
Other Earning Assets
Deposit Costs
Other Funding Costs
3Q26

Highlights Relative to Previous Quarter

- Net interest income increased $1.3 million from the second quarter of 2026, primarily due to higher yields on loans and higher average loan balances
- Net interest margin increased 3 basis points to 4.35%
- A negative provision for credit losses of $0.6 million recognized during the third quarter of 2026 primarily reflects decreases in required reserves driven by changes within the loan portfolio and changes in the economic forecast, which were partially offset by an increase in required reserves from changes in qualitative factors
- After non-GAAP adjustments, noninterest income increased $0.6 million, primarily due to an increase in other noninterest income driven by a $0.4 million nonrecurring refund of stock repurchase excise tax as a result of a change in tax regulation
- After non-GAAP adjustments, noninterest expense decreased $0.4 million, primarily due to a decrease in salaries expense, which was partially offset by an increase in occupancy and employee benefits expense

Note: Financial data as of and for the three months ended September 30, 2026 unless otherwise indicated; * Annualized measure; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Reflects contribution of loan interest income to net interest margin, excluding loan discount accretion, nonaccrual interest recoveries, and loan fees.

5

Deposit Overview

Deposit Base Highlights

- Highly granular deposit base with balances down $5.6 million primarily due to lower retail account balances and seasonally lower public funds balances, which were mostly offset by an increase in business account balances and $60.0 million of wealth management customer reciprocal deposits moved on-balance sheet during the third quarter of 2026
- Top 100 depositors, by balance, make up 15% of our deposit base, and the top 200 depositors make up 19% as of September 30, 2026
- Excluding reciprocal deposit accounts, account balances consist of 68% retail, 21% business, and 11% public funds as of September 30, 2026
- Uninsured and uncollateralized deposits estimated to be $852 million, or 15% of total deposits, as of September 30, 2026
- 93% of time deposits scheduled to reprice during the next 12 months

	Interest Costs* 3Q26	Spot Interest Rates As of 9/30/26
Interest-bearing demand	0.70 %	0.70 %
Money market	2.06 %	2.21 %
Savings	0.57 %	0.58 %
Time	2.99 %	3.05 %
Total interest-bearing deposits	**1.62 %**	**1.69 %**
Total deposits	**1.25 %**	**1.31 %**

Deposit Cost Increases Below Peer Median Through Last Rising Rate Cycle
Previous Rising Rate Cycle: 4Q21 to 2Q24
Deposit Beta: HBT 23.6%; Peer Median 35.6%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
5.50%
2.03%
1.31%
Fed Funds Rate[1]
HBT Cost of Deposits*
Peer Median Cost of Deposits*[2]

Source: S&P Capital IQ as available on October 15, 2026 and St. Louis FRED; * Annualized measure; [1] Represents quarterly average of federal funds target rate upper limit; [2] See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median.

6

Net Interest Margin

- Third quarter 2026 net interest margin and net interest margin (tax-equivalent basis)[1] increased 3 and 2 basis points, respectively, from the prior quarter
- 33% of the loan portfolio matures or reprices within the next 3 months and 45% of the loan portfolio matures or reprices within the next 12 months
- Loan mix is 51% fixed rate and 49% variable rate, with 82% of variable rate loans having floors

Scheduled Fixed Rate Loan Maturities

($000)	4Q26	1Q27	2Q27	3Q27	4Q27
Balance	$108,975	$130,240	$175,906	$122,581	$121,675
Weighted Average Interest Rate[2]	5.51 %	4.93 %	5.18 %	5.24 %	5.62 %

Annual



FTE NIM[1]
GAAP NIM
Accretion of acquired loan discounts contribution to NIM
3.60%
3.54%
4.15%
4.09%
4.01%
3.96%
4.17%
4.13%
4.35%*
4.30%*
2022
2023
2024
2025
3Q26 YTD
2bps
9bps
9bps
8bps
10bps

Quarterly



FTE NIM*[1]
GAAP NIM*
Accretion of acquired loan discounts contribution to NIM*
4.18%
4.13%
4.16%
4.12%
4.25%
4.20%
4.38%
4.32%
4.40%
4.35%
3Q25
4Q25
1Q26
2Q26
3Q26
7bps
7bps
7bps
13bps
8bps

Note: Financial data as of and for the three months ended September 30, 2026 unless otherwise indicated; * Annualized measure; [1] Tax-equivalent basis metric; see "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Weighted average interest rates do not include impact of purchase accounting adjustment amortization or deferred loan fee amortization.

7

Loan Portfolio Overview: Commercial and Commercial Real Estate

Commercial Loan Portfolio

- $1.03 billion portfolio as of September 30, 2026
  - $510 million in C&I loans primarily for working capital, asset acquisition, and other business purposes
  - $516 million in owner-occupied CRE
- Underwritten primarily based on borrower's cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market[1]



Accommodation and Food Services: 16%
Real Estate, Rental, and Leasing: 9%
Auto Repair and Dealers: 8%
Wholesale Trade: 8%
Manufacturing: 8%
Construction: 7%
Health Care and Social Assistance: 6%
Other: 38%

Commercial Real Estate Portfolio

- $2.26 billion portfolio as of September 30, 2026
  - $1.14 billion in non-owner occupied CRE loans primarily supported by rental cash flow of the underlying properties
  - $476 million in construction and land development loans[2] primarily to developers for properties to sell upon completion or for long-term investment
  - $649 million in multi-family loans secured by 5+ unit apartment buildings
- Office CRE exposure characterized by solid credit metrics as of September 30, 2026 with 1.4% rated substandard, none past due 30 days or more, and a weighted average LTV of 57%



Other: 15%
Multi-Family: 37%
Land and Lots: 5%
Senior Living Facilities: 6%
Hotels: 7%
Office: 9%
Retail: 10%
Warehouse/ Manufacturing: 11%

[1] Market area defined as within 60 miles of a branch; [2] Construction and land development loans presented by property type in chart

8

9 Loan Portfolio Overview: Selected Portfolios n $595 million portfolio as of September 30, 2026 n Borrower operations focus primarily on corn and soybean production n Federal crop insurance programs mitigate production risks n No customer accounts for more than 3% of the agriculture portfolio n 3.8% is rated substandard as of September 30, 2026 n 69% of agricultural borrowers have been with the Company for at least 10 years, and 47% for more than 20 years n $317 million portfolio as of September 30, 2026 n Commercial tax-exempt loans which are sponsored by municipal entities for the benefit of a private entity where that private entity is responsible for repayment n $41.5 million in senior living facility loans n $23.1 million in medical facility loans n Loans to non-depository institutions primarily secured by assignments of notes and mortgages to third party borrowers to fund real estate projects n Loans to municipalities are primarily federally tax-exempt Farmland: 64% Crops: 27% Equipment: 5% Livestock: 4% Municipal: 38% Non-Depository Institutions: 24% Commercial Tax-Exempt: 24% Consumer: 7% Other: 7% Municipal, Consumer and OtherAgriculture and Farmland

Loan Portfolio Overview: ACL and Asset Quality

3Q26 ACL on Loans Activity ($000)



$60,564
$504
$(121)
$(489)
$1,765
$(1,748)
$60,475
2Q26
Net Recoveries
Changes in Specific Reserves
Changes in Economic Forecast
Changes in Qualitative Factors
Changes in Portfolio and Other Changes
3Q26

CECL Methodology and Oversight

- Discounted cash flow method utilized for majority of loan segments, except weighted average remaining maturity method used for consumer loans
- Credit loss drivers determined by regression analysis include Company and peer loss data and macroeconomic variables, including unemployment and GDP
- ACL / Loans of 1.26% as of September 30, 2026
- ACL Committee provides model governance and oversight

ACL on Unfunded Commitments

- ACL on unfunded lending-related commitments was $6.6 million as of September 30, 2026

Watch List and Nonaccrual Loans ($000)	As of 6/30/26	Change	As of 9/30/26
Pass-Watch	$ 244,767	$ (23,071)	$ 221,696
Special Mention	27,736	3,137	30,873
Substandard	101,052	7,154	108,206
Nonaccrual[1]	9,083	1,015	10,098

[1] Includes $2.4 million of loans that are wholly or partially guaranteed by the U.S. government as of September 30, 2026.

10

11 4.8 5.9 5.7 6.9 8.6 9.3 9.2 1.7 1.9 2.4 2.0 1.6 2.1 1.6 0.4 0.2 0.8 0.6 0.5 0.5 0.3 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Total 2020 2021 2022 2023 2024 2025 3Q26 YTD 0 1 2 3 4 5 6 7 8 9 10 11 12 13 Wealth Management Overview Comprehensive Wealth Management Services n Proprietary investment management solutions n Financial planning n Trust and estate administration Wealth Management Revenue Trends ($mm) Agricultural Services n Farm management services: over 92,000 acres managed as of September 30, 2026 n Real estate brokerage including auction services n Farmland appraisals $12.1 $7.2 $8.4 $9.2 $9.9 Over $2.9 billion of assets under management or administration as of September 30, 2026 $11.0 $11.6

Securities Portfolio Overview

Securities Overview

- Company's debt securities consist primarily of the following types of fixed income instruments:
  - Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS
  - Municipal bonds: weighted average NRSRO credit rating of Aa2/AA
  - Treasury, government agency debentures, and SBA-backed full faith and credit debt
  - Corporate bonds: Investment-grade corporate and bank subordinated debt
- Investment strategy focused on maximizing returns and managing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows to limit prepayment risk when rates decline or extension risk when rates rise
- During the quarter, $54.7 million of debt securities were purchased with excess liquidity on hand to maintain portfolio duration

Expected Debt Securities Principal Cash Flows

($000)	4Q26	1Q27	2Q27	3Q27	4Q27
Expected Principal Cash Flows[1]	$ 46,335	$ 56,940	$ 42,225	$ 42,128	$ 46,031
Book Yield	2.78 %	2.62 %	3.18 %	2.92 %	2.74 %

Financial data as of September 30, 2026, unless otherwise indicated; [1] Expected principal cash flows includes contractual maturities, projected calls, and projected mortgage-backed principal payments based on industry recognized prepayment models as of September 30, 2026.

Key Investment Portfolio Metrics

($000)	AFS	HTM	Total
Amortized Cost	$ 1,147,049	$ 417,491	$ 1,564,540
Unrealized Gain/(Loss)	(81,498)	(43,588)	(125,086)
Allowance for Credit Losses	—	—	—
Fair Value	1,065,551	373,903	1,439,454
Book Yield	3.69 %	2.41 %	3.35 %
Effective Duration (Years)	4.47	3.39	4.19

Portfolio Composition


Corporate: 3%
Book Yield: 6.05%
U.S. Treasury: 5%
Book Yield: 1.39%
U.S. Gov't Agency: 15%
Book Yield: 3.55%
Municipal: 16%
Book Yield: 2.64%
Agency RMBS: 36%
Book Yield: 4.32%
Agency CMBS: 25%
Book Yield: 2.29%

Amortized Cost: $1,565mm
Book Yield: 3.35%

12

Capital and Liquidity Overview

CET1 Risk-Based Capital Ratio (%)


13.07
12.12
13.21
14.42
12.94
2022
2023
2024
2025
3Q26

Tangible Common Equity to Tangible Assets (%)[1]


8.06
8.19
9.42
10.82
9.56
2022
2023
2024
2025
3Q26

Capital and Liquidity Highlights

- All capital measures remain well above regulatory requirements
- Decreases in CET1 risk-based capital ratio in 2023 and 2026 were primarily a result of the Town and Country and CNB acquisitions, respectively
- If all unrealized losses on debt securities, regardless of accounting classification, were included in tangible equity, tangible common equity to tangible assets would be 9.13%[1]
- With the loan to deposit ratio at 83%, there is more than sufficient on-balance sheet liquidity that is also supplemented by multiple available liquidity sources

Liquidity Sources ($000)

	As of 9/30/26
Balance of Cash and Cash Equivalents	$126,260
Market Value of Unpledged Securities	933,903
Available FHLB Advance Capacity	1,482,782
Available FRB Discount Window Capacity	105,056
Available Fed Fund Lines of Credit	80,000
Total Estimated Sources of Liquidity	**$2,728,001**

[1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

13

14 Near-Term Outlook nLoan balances are expected to be relatively flat in 4Q26, with pipelines consistent with 3Q26 and 4Q25, but higher levels of loan payoffs are expected in 4Q26. nNIM expected to be up modestly in 4Q26, with asset repricing expected to outpace growth in cost of funds based on the current yield curve and a full quarter impact of the September 2026 increase in the effective federal funds rate. nNoninterest income is expected to be between $11.5 million and $13 million in 4Q26. nNoninterest expense is expected to be between $41 million and $43 million in 4Q26. nAsset quality is expected to remain solid, although asset quality metrics and charge-offs could deteriorate slightly should the economy soften. Additionally, deterioration in the outlook for unemployment and GDP may generate volatility in the ACL calculation. n Integration planning for the TYFG acquisition is progressing well with the transaction expected to close in early 1Q27, subject to stockholder and regulatory approval. nStrong capital levels support both organic growth and potential share repurchases, which may be pursued opportunistically when the trading blackout period ends following the TYFG stockholder vote scheduled for October 29, 2026.

15 Our History – Long track record of organic and acquisitive growth All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company 1997 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in central IL M.B. Drake starts bank in central IL 1920 HBT Financial, Inc. incorporates as a multi-bank holding company owning three banks 1982 1992 Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomington-Normal Completion of IPO in October 2019 Acquisition1 of Lincoln S.B. Corp (State Bank of Lincoln) 2018 Entry into several new markets in central IL through de novo branches and acquisitions 1999 - 2008 2010 - 2015 Wave of FDIC-assisted and strategic acquisitions, including expansion into the Chicago MSA 2021 Entry into Iowa with NXT Bank acquisition 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 2026 Expansion of Illinois footprint and entry into Missouri with CNB Bank Shares, Inc. acquisition Announced acquisition of Tri-County Financial Group, Inc. 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company Completed acquisition of Town and Country Financial Corporation; Lance Carter named CEO of HBT Financial and Heartland Bank and Trust Company 2023

16 Central Illinois: 53 Chicago MSA: 21 Suburban St. Louis: 5 Iowa: 4 Our Markets Source: S&P Capital IQ; Financial data as of September 30, 2026. Full-Service Branch Locations Central Illinois: 66% Chicago MSA: 29% Suburban St. Louis: 3% Iowa: 2% $5.8bn Central Illinois: 38% Chicago MSA: 46% Suburban St. Louis: 8% Iowa: 8% $4.8bn 83 Locations Deposits Loans Full-Service Branches Chicago MSA Central Illinois St. Louis Suburban Iowa

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in central Illinois banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Vast majority of loans originated to borrowers residing within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit share rank in 8 of 9 of our largest central Illinois markets[1]) contributes to our strong core deposit base and funding advantage
- Continued deployment of our excess deposit funding (83% loan-to-deposit ratio as of 3Q26) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will remain a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by NCOs / loans of 0.07% during 2025 and 0.00%* during 3Q26 YTD; NPLs / loans of 0.22% at 4Q25 and 0.21% at 3Q26

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 11 community bank acquisitions[2] since 2007
- Chicago MSA, in particular, has ~60 banking institutions with less than $2bn in assets
- 1.58% adjusted ROAA[3] and 4.17% NIM (FTE)[4] during 2025; 1.73%* adjusted ROAA[3] and 4.35%* NIM (FTE)[4] during 3Q26 YTD
- Highly profitable through the Great Recession and the COVID-19 pandemic

* Annualized measure; FTE: Fully tax equivalent; [1] Source: S&P Capital IQ, data as of June 30, 2026; [2] Includes merger with Lincoln S.B. Corp in 2018, although the transaction was accounted for as a change of reporting entity due to its common control with Company; [3] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [4] Metrics presented on tax-equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

17

18 Experienced executive management team with deep community ties Fred L. Drake Executive Chairman 43 years with Company 46 years in industry J. Lance Carter President and Chief Executive Officer 25 years with Company 32 years in industry Lawrence J. Horvath Chief Lending Officer 16 years with Company 41 years in industry Mark W. Scheirer Chief Credit Officer 15 years with Company 34 years in industry Andrea E. Zurkamer Chief Risk Officer 13 years with Company 26 years in industry Christopher J. Ryan Chief Retail Officer Joined HBT in Feb. 2026 23 years in industry Peter Chapman Chief Financial Officer 4 years with Company 32 years in industry

Talented Board of Directors with deep financial services industry experience



Fred L. Drake
Executive Chairman
- Director since 1984
- **43** years with Company
- **46** years in industry



J. Lance Carter
Director
- Director since 2011
- President & CEO of HBT Financial and Heartland Bank
- **25** years with Company
- **32** years in industry



Patrick F. Busch
Director
- Director since 1998
- Vice Chairman of Heartland Bank
- **31** years with Company
- **48** years in industry



James T. Ashworth
Director
- Director since 2026
- Former President & Vice Chairman of CNB Bank Shares, Inc.
- Over **47** years in industry



Roger A. Baker
Director
- Director since 2022
- Former Chairman & President of NXT Bancorporation
- **15** years in industry



Dr. C. Alvin Bowman
Director
- Director since 2019
- Former President of Illinois State University
- **36** years in higher education



Eric E. Burwell
Director
- Director since 2005
- Owner, Burwell Management Company



Allen C. Drake
Director
- Director since 1981
- Retired EVP with **27** years of experience at Company



Linda J. Koch
Director
- Director since 2020
- Former President & CEO of the Illinois Bankers Association
- **36** years in industry



Mike J. Morton
Director
- Director since 2026
- Former Vice Chair, U.S. Commercial Banking at Bank of Montreal
- **39** years in industry



Gerald E. Pfeiffer
Director
- Director since 2019
- Former Partner at CliftonLarsonAllen LLP
- Over **50** years of industry experience



Nancy L. Ruyle
Director
- Director since 2026
- Former Senior Partner at Ruyle & Sims
- Over **40** years of legal experience

19

20 Investment Highlights 3 1 2 4 Track record of successfully integrating acquisitions Consistent performance through economic cycles and consistent out-performance of peers drives long-term shareholder value Strong, granular, low-cost deposit base provides funding for diversified loan portfolio and loan growth opportunities Prudent risk management

21 Consistent performance through economic cycles. . . Drivers of Profitability Strong, granular, low-cost deposits1 Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Consistent out-performance, even during periods of broad economic stress 1 2 3 Pre-Tax Return on Average Assets (%) Company Company Adjusted Peer Median 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 1 Source: S&P Capital IQ as available on October 15, 2026; For 2006 through June 30, 2012, the Company’s pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; 2 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2

22 . . . and consistent out-performance of peers. . .1 CET1 Capital Ratio (%) 12.12 13.21 14.42 12.64 11.08 11.83 12.31 12.07 HBT Peer Median 2023 2024 2025 1H26 Adjusted Return on Average Equity (%) 17.34 14.55 13.70 14.4313.37 12.12 12.16 13.14 HBT Peer Median 2023 2024 2025 1H26 Cost of Funds (%) 0.86 1.41 1.28 1.29 1.72 2.28 2.08 1.86 HBT Peer Median 2023 2024 2025 1H26 Nonperforming Assets to Total Assets (%) 0.17 0.16 0.17 0.15 0.28 0.39 0.48 0.51 HBT Peer Median 2023 2024 2025 1H26 Robust Capitalization Superior Profitability Exceptional Funding Base Conservative Credit Underwriting 1 11 1 Source: S&P Capital IQ as available on October 15, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2 Non-GAAP financial measure. See “Non- GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. 2

23 . . . drives long-term shareholder value1 HBT Financial, Inc. Peer Median S&P 600 Small Cap Bank Index 10/11/2019 (IPO Date) 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 9/30/2026 $50.00 $100.00 $150.00 $200.00 $250.00 $300.00 $350.00 Cumulative Total Return (Initial investment of $100 and reinvestment of dividends) 1 Source: S&P Capital IQ as available on October 15, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. YTD TTM 3 Years 5 Years HBT 40.0% 44.9% 115.3% 170.1 % Peer Median1 14.7% 19.9% 92.0% 65.4 % S&P 600 Small Cap Bank Index 12.4% 13.7% 73.4% 28.7 % Cumulative Total Return (%) (Includes reinvestment of dividends) Industry Recognition n Ranked 1st out of 200 in the Forbes 2026 America's Best Banks ranking (based on 2025 results) n Ranked 6th out of community banks with total assets of $5bn to $50bn and 11th out of 300 publicly traded banks overall in Bank Director's The Best U.S. Banks 2026 edition n Ranked 6th out of 191 exchange-traded community banks with total assets between $500mm and $10bn (excluding mutual holding companies) in the 2025 Raymond James Community Bankers Cup n Ranked 32nd out of 223 community banks with total assets of $3bn to $10bn in S&P Global Market Intelligence's Top 50 Best Performing US Community Banks (based on 2025 results)

② Strong, granular, low-cost deposit base provides funding for . . .

Cost of Deposits (%) Remains Consistently Below Peers



HBT
Peer Median[1]
0.14
0.41
0.07
0.20
0.07
0.36
0.60
1.46
1.30
2.03
1.19
1.86
1.19
1.68
2020
2021
2022
2023
2024
2025
1H26

Deposit Base Characteristics[2]

As of 9/30/26	Number of Accounts (000)	Average Account Balance ($000)	Weighted Average Age (Years)
Noninterest-bearing	93	$14	14.8
Interest-bearing demand	57	20	21.2
Money market	7	134	10.7
Savings	55	15	17.2
Time	24	51	2.2
Total deposits	**236**	**$22**	**13.0**

- Deposit beta consistently below peers, in both rising rate and falling rate environments
- Core deposits[3] to total deposits of 93.3% as of September 30, 2026, with no reliance on brokered deposits
- Short duration time deposits have a weighted average remaining maturity of 5.9 months and a weighted average rate of 3.05% as of September 30, 2026

Source: S&P Capital IQ as available on October 15, 2026; * Annualized measure; [1] See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median; [2] Excludes overdrawn deposit accounts, reciprocal deposit accounts, and internal HBT accounts; [3] See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

24

② . . . diversified loan portfolio and loan growth opportunities

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Chicago MSA loans grew 47% over the last 12 months, driven primarily by the CNB acquisition

Central Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central Illinois markets have been resilient during previous economic downturns
- Town and Country and CNB mergers have provided very strong market share in a number of new markets and opportunities to expand customer relationships with HBT's greater ability to meet larger borrowing needs

St. Louis Suburban Market

- Expanded presence in the St. Louis suburban market with the CNB acquisition
- Increased branch density and larger lending team provides opportunity for growth
- St. Louis suburban market represents 8% of total loans as of September 30, 2026

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc.
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team
- Iowa region loans grew 6% over the last 12 months

Diversified Loan Portfolio

	September 30, 2026	
	Balance ($000)	Percent
Commercial and industrial	$ 509,973	10.7 %
Commercial real estate - owner occupied	515,800	10.8 %
Commercial real estate - non-owner occupied	1,136,065	23.7 %
Construction and land development	476,352	10.0 %
Multi-family	648,969	13.6 %
One-to-four family residential	583,266	12.2 %
Agricultural and farmland	595,485	12.4 %
Municipal, consumer, and other	316,833	6.6 %
Total loans	**$ 4,782,743**	**100.0 %**

25

3 Track record of successfully integrating acquisitions

2007
BankPlus
Morton, IL
$231mm deposits

2010
Bank of Illinois
Normal, IL
FDIC-assisted $176mm deposits

2011
Western Springs National Bank
Western Springs, IL
FDIC-assisted
$184mm deposits

Bank of Shorewood
Shorewood, IL
FDIC-assisted
$105mm deposits

2012
Farmer City State Bank
Farmer City, IL
$70mm deposits

Citizens First National Bank
Princeton, IL
FDIC-assisted
$808mm deposits

2015
National Bancorp, Inc. (American Midwest Bank)
Schaumburg, IL
$447mm deposits

2018
Lincoln S.B. Corp (State Bank of Lincoln)[1]
Lincoln, IL
$357mm deposits

2021
NXT Bancorporation, Inc. (NXT Bank)
Central City, IA
$182mm deposits

2023
Town and Country Financial Corporation (Town and Country Bank)
Springfield, IL
$720mm deposits

2026
CNB Bank Shares, Inc. (CNB Bank & Trust, N.A.)
Carlinville, IL
$1.5bn deposits

[1] Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company.

26

Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied expertise and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Enterprise Risk Management (ERM) Committee
- ERM program embodies the "three lines of defense" model and promotes business line risk ownership
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates the vast majority of exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Between a robust internal review process and annual third-party reviews, more than 45% of loan commitments are reviewed on a rolling 24 month basis

Historical Net Charge-Offs (%)

NCOs / Loans %



0.04%
(0.01)%
(0.08)%
0.01%
0.05%
0.07%
0.00%
2020
2021
2022
2023
2024
2025
3Q26 YTD*

* Annualized Measure.

27

28 Appendix

Non-GAAP Reconciliations

Adjusted Net Income and Adjusted ROAA

($000)	2023	2024	2025	3Q26 YTD	2Q26	3Q26
Net income	$ 65,842	$ 71,780	$ 77,008	$ 70,436	$ 27,844	$ 31,392
Adjustments:						
Acquisition expenses[1]	(13,691)	—	(999)	(16,928)	(257)	(1,005)
Net earnings (losses) on closed or sold operations	—	—	—	51	47	—
Loss on extinguishment of debt	—	—	(391)	—	—	—
Gains (losses) on closed branch premises	75	(635)	2	(271)	—	(61)
Realized losses on sale of securities	(1,820)	(3,697)	(200)	(184)	—	(184)
Mortgage servicing rights fair value adjustment	(1,615)	(174)	(1,883)	906	(751)	1,460
Total adjustments	(17,051)	(4,506)	(3,471)	(16,426)	(961)	210
Tax effect of adjustments[2]	4,711	1,284	832	4,306	270	(229)
Total adjustments after tax effect	(12,340)	(3,222)	(2,639)	(12,120)	(691)	(19)
Adjusted net income	**$ 78,182**	**$ 75,002**	**$ 79,647**	**$ 82,556**	**$ 28,535**	**$ 31,411**
Average assets	$ 4,927,904	$ 5,008,083	$ 5,048,549	$ 6,398,667	$ 6,733,916	$ 6,739,611
Return on average assets	1.34 %	1.43 %	1.53 %	1.47 %*	1.66 %*	1.85 %*
Adjusted return on average assets	**1.59**	**1.50**	**1.58**	**1.73** *	**1.70** *	**1.85** *

* Annualized measure; [1] Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million subsequent to the Town and Country merger during the first quarter of 2023; [2] Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%, and excludes non-deductible acquisition expenses.

29

30 Non-GAAP Reconciliations Adjusted Earnings Per Share ($000) 3Q26 Numerator: Net income $ 31,392 Adjusted net income $ 31,411 Denominator: Weighted average common shares outstanding 36,365,612 Dilutive effect of outstanding restricted stock units 123,811 Weighted average common shares outstanding, including all dilutive potential shares 36,489,423 Earnings per share - basic $ 0.86 Earnings per share - diluted 0.86 Adjusted earnings per share - basic $ 0.86 Adjusted earnings per share - diluted 0.86

31 Non-GAAP Reconciliations (cont’d) ROATCE, Adjusted ROAE, and Adjusted ROATCE ($000) 2023 2024 2025 3Q26 YTD 2Q26 3Q26 Total stockholders’ equity $ 450,928 $ 515,368 $ 581,449 $ 733,380 $ 758,243 $ 770,236 Less: goodwill (57,266) (59,820) (59,820) (77,855) (83,487) (81,949) Less: intangible assets (20,272) (19,247) (16,437) (37,094) (43,604) (42,109) Average tangible common equity $ 373,390 $ 436,301 $ 505,192 $ 618,431 $ 631,152 $ 646,178 Net income $ 65,842 $ 71,780 $ 77,008 $ 70,436 $ 27,844 $ 31,392 Adjusted net income 78,182 75,002 79,647 82,556 28,535 31,411 Return on average stockholders’ equity 14.60% 13.93% 13.24% 12.84%* 14.73%* 16.17%* Return on average tangible common equity 17.63 16.45 15.24 15.23 * 17.69 * 19.27 * Adjusted return on average stockholders’ equity 17.34% 14.55% 13.70% 15.05%* 15.09%* 16.18%* Adjusted return on average tangible common equity 20.94 17.19 15.77 17.85 * 18.13 * 19.29 * * Annualized measure.

Non-GAAP Reconciliations (cont'd)

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	2022	2023	2024	2025	3Q26 YTD
Net interest income	$ 145,874	$ 191,072	$ 188,850	$ 198,895	$ 195,764
Tax-equivalent adjustment[1]	2,499	2,758	2,242	2,203	2,369
Net interest income (tax-equivalent basis)[1]	**$ 148,373**	**$ 193,830**	**$ 191,092**	**$ 201,098**	**$ 198,133**
Average interest-earnings assets	$ 4,118,124	$ 4,675,025	$ 4,769,671	$ 4,819,667	$ 6,093,027
Net interest margin	3.54 %	4.09 %	3.96 %	4.13 %	4.30 %
Tax-equivalent adjustment[1]	0.06	0.06	0.05	0.04	0.05
Net interest margin (tax-equivalent basis)[1]	**3.60 %**	**4.15 %**	**4.01 %**	**4.17 %**	**4.35 %**

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	3Q25	4Q25	1Q26	2Q26	3Q26
Net interest income	$ 49,986	$ 50,543	$ 56,387	$ 69,056	$ 70,321
Tax-equivalent adjustment[1]	552	558	649	851	869
Net interest income (tax-equivalent basis)[1]	**$ 50,538**	**$ 51,101**	**$ 57,036**	**$ 69,907**	**$ 71,190**
Average interest-earnings assets	$ 4,800,519	$ 4,871,320	$ 5,444,413	$ 6,405,136	$ 6,418,825
Net interest margin	4.13 %*	4.12 %*	4.20 %*	4.32 %*	4.35 %*
Tax-equivalent adjustment[1]	0.05 *	0.04 *	0.05 *	0.06 *	0.05 *
Net interest margin (tax-equivalent basis)[1]	**4.18 %***	**4.16 %***	**4.25 %***	**4.38 %***	**4.40 %***

* Annualized measure; [1] Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%.

32

33 Non-GAAP Reconciliations (cont’d) Efficiency Ratio (tax-equivalent basis) ($000) 2023 2024 2025 3Q26 YTD Total noninterest expense $ 130,964 $ 124,007 $ 129,418 $ 137,546 Less: amortization of intangible assets (2,670) (2,839) (2,726) (3,797) Noninterest expense excluding amortization of intangible assets $ 128,294 $ 121,168 $ 126,692 $ 133,749 Net interest income $ 191,072 $ 188,850 $ 198,895 $ 195,764 Total noninterest income 36,046 35,571 38,190 37,022 Operating revenue 227,118 224,421 237,085 232,786 Tax-equivalent adjustment1 2,758 2,242 2,203 2,369 Operating revenue (tax-equivalent basis)1 $ 229,876 $ 226,663 $ 239,288 $ 235,155 Efficiency ratio 56.49% 53.99% 53.44% 57.46 % Efficiency ratio (tax-equivalent basis)1 55.81 53.46 52.95 56.88 1 Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%.

34 Non-GAAP Reconciliations (cont’d) ($000) 2022 2023 2024 2025 3Q26 Tangible common equity Total equity $ 373,632 $ 489,496 $ 544,605 $ 615,498 $ 754,091 Less: goodwill (29,322) (59,820) (59,820) (59,820) (81,949) Less: intangible assets (1,070) (20,682) (17,843) (15,117) (41,403) Tangible common equity $ 343,240 $ 408,994 $ 466,942 $ 540,561 $ 630,739 Unrealized loss on HTM securities (43,588) Tax Effect 12,205 Tangible common equity - HTM adjusted $ 599,356 Tangible assets Total assets $ 4,286,734 $ 5,073,170 $ 5,032,902 $ 5,071,390 $ 6,719,327 Less: goodwill (29,322) (59,820) (59,820) (59,820) (81,949) Less: intangible assets (1,070) (20,682) (17,843) (15,117) (41,403) Tangible assets $ 4,256,342 $ 4,992,668 $ 4,955,239 $ 4,996,453 $ 6,595,975 Unrealized loss on HTM securities (43,588) Tax Effect 12,205 Tangible assets - HTM adjusted $ 6,564,592 Total stockholders’ equity to total assets 8.72% 9.65% 10.82% 12.14% 11.22 % Tangible common equity to tangible assets 8.06 8.19 9.42 10.82 9.56 Tangible common equity to tangible assets - HTM adjusted 9.13 Tangible Common Equity to Tangible Assets

35 Non-GAAP Reconciliations (cont’d) ($000) 3Q25 2Q26 3Q26 Tangible common equity Total equity $ 599,129 $ 764,733 $ 754,091 Less: goodwill (59,820) (81,949) (81,949) Less: intangible assets (15,760) (42,858) (41,403) Tangible common equity $ 523,549 $ 639,926 $ 630,739 Shares outstanding 31,455,803 36,365,612 36,365,612 Book value per share $ 19.05 $ 21.03 $ 20.74 Tangible book value per share 16.64 17.60 17.34 Tangible Book Value Per Share

36 Non-GAAP Reconciliations (cont’d) ($000) 2023 2024 2025 3Q26 Total deposits $ 4,401,437 $ 4,318,254 $ 4,359,263 $ 5,752,432 Less: time deposits of $250,000 or more (130,183) (202,196) (201,365) (384,516) Less: brokered deposits (144,880) — — — Core deposits $ 4,126,374 $ 4,116,058 $ 4,157,898 $ 5,367,916 Core deposits to total deposits 93.75% 95.32% 95.38% 93.32 % Core Deposits

37 Non-GAAP Reconciliations (cont’d) ($000) 2011 2012 2013 Income before income tax expense $ 47,301 $ 71,384 $ 46,134 Adjustments: Bargain purchase gain 25,417 11,361 — Realized gains (losses) on sale of securities — 9,683 (9,143) Net positive adjustments on FDIC indemnification asset and true-up liability — 6,687 — Net loss related to the sale of branches — — (6,860) Total adjustments 25,417 27,731 (16,003) Adjusted income before income tax expense $ 21,884 $ 43,653 $ 62,137 Average assets $ 1,831,704 $ 2,494,242 $ 3,148,005 Pre-tax return on average assets 2.58% 2.86% 1.47 % Adjusted pre-tax return on average assets 1.19 1.75 1.97 Adjusted Pre-Tax ROAA (2011 to 2013)

38 Peer Group Members Ticker Symbol Company Name BFC Bank First Corporation BY Byline Bancorp, Inc. COFS ChoiceOne Financial Services, Inc. CIVB Civista Bancshares, Inc. EQBK Equity Bancshares, Inc. FMNB Farmers National Banc Corp. THFF First Financial Corporation FMBH First Mid Bancshares, Inc. GABC German American Bancorp, Inc. GSBC Great Southern Bancorp, Inc. HBNC Horizon Bancorp, Inc. IBCP Independent Bank Corporation LKFN Lakeland Financial Corporation MBWM Mercantile Bank Corporation MSBI Midland States Bancorp, Inc. OSBC Old Second Bancorp, Inc. PEBO Peoples Bancorp Inc. QCRH QCR Holdings, Inc. SMBC Southern Missouri Bancorp, Inc. SYBT Stock Yards Bancorp, Inc.

0 118 104 0 118 104 0 118 104 165 211 142 165 211 142 245 230 168 245 230 168 255 255 255